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                                                           Exhibit 23.1




                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
BHA Group Holdings, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of BHA Group Holdings, Inc. of our report dated November 1, 2002, with respect to the consolidated balance sheets of BHA Group Holdings, Inc. and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of earnings, shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2002, which report appears in the September 30, 2002, annual report on Form 10-K of BHA Group Holdings, Inc. Our report refers to the adoption, effective October 1, 2001, of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

                                                             /s/ KPMG LLP







Kansas City, Missouri
April 9, 2003